Exhibit 3.14

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “QVC INTERNATIONAL, INC .” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “QVC INTERNATIONAL, INC.” TO “QVC INTERNATIONAL LLC”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF OCTOBER, A.D.2008, AT 5:22 O’CLOCK P.M .

Harriet Smith Windsor, Secretary of State
2341581 8100V	AUTHENTICATION: 6929984
081062647	DATE: 10-24-08
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:22 PM 10/23/2008
FILED 05:22 PM 10/23/2008
SRV 081062647 - 2341581 FILE

CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY

OF

QVC INTERNATIONAL, INC.

This Certificate of Conversion to Limited Liability Company, dated as of October 23, 2008, hereby is executed and filed by QVC International, Inc., a Delaware corporation (the “Corporation”), to convert the Corporation to QVC International LLC, a Delaware limited liability company (the “LLC”), under the Delaware Limited Liability Company Act (6 Del. C. Sec. 18-101 et seq.) and the General Corporation Law of the State of Delaware (8  Del. C. Sec. 101, et seq.) (the “DGCL”).

1.                                           The name of the Corporation is QVC International, Inc., which is the name under which the Corporation originally was incorporated.

2.                                           The certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on June 25, 1993.

3.                                           The name of the Delaware limited liability company into which the Corporation shall be converted as set forth in its certificate of formation is QVC International LLC.

4.                                           The conversion of the Corporation to the LLC has been approved in accordance with the provisions of Section 266 of the DGCL.

5.                                           This Certificate of Conversion to Limited Liability Company shall become effective upon its filing with the office of the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Liability Company as of the 23rd day of October, 2008.

QVC INTERNATIONAL, INC.

By:
Name: Lawrence R. Hayes
Title: Senior Vice President

QVC INTERNATIONAL, LLC

By:
Name: Lawrence R. Hayes
Title: Senior Vice President